UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2013 (April 8, 2013)

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1831 Michael Faraday Drive
Reston, Virginia 20190
(Address of principal executive offices)
(703) 709-9119
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2013, Learning Tree International, Inc. (the “Company”) announced the appointment of David W. Asai as its Chief Financial Officer effective immediately. Mr. Asai has been serving as the Company’s Interim Chief Financial Officer since September 2012 pursuant to the terms of an Interim Services Agreement, dated September 27, 2012 (the “Interim Services Agreement”), with Randstad Professionals US, LP, doing business as Tatum, a large executive services firm (“Tatum”). Pursuant the Interim Services Agreement, Mr. Asai was employed and compensated by Tatum. In connection with the appointment of Mr. Asai, the Interim Services Agreement was terminated and the Company will pay Tatum a conversion fee in the amount of $60,000 pursuant to the terms of the Interim Services Agreement.

Mr. Asai, age 57, previously served as a CFO Partner in the Mid Atlantic Practice of Tatum. Mr. Asai has over 30 years of professional experience including directing all facets of finance and accounting management for public and private companies ranging in size from start-ups to $900 million in annual revenues. Prior to joining Tatum, Mr. Asai was an independent financial consultant providing services to companies in the for-profit education sector. Mr. Asai has served as Chief Financial Officer of Voyager Learning Company, Independence Air, and Spirit Airlines.

On April 8, 2013, the Company entered into an employment agreement with Mr. Asai (the “Employment Agreement”), pursuant to which he will receive an annual salary of $300,000. The Employment Agreement provides that Mr. Asai’s employment with the Company is at-will and can be terminated at any time with or without cause. If Mr. Asai’s employment is terminated within six months of a change in control (as defined in the Employment Agreement), he will receive three month’s pay as severance. In addition, the Employment Agreement provides that Mr. Asai will not, during his employment or for a period of two years following termination, (i) disclose any information pertaining to the Company’s customers; (ii) call on, solicit, or attempt to take away or do business with any customers of the Company, either for himself or for any other person, firm or corporation in competition with the Company; and (iii) hire or solicit for employment any person who is an employee or subcontractor of the Company as of the date of Mr. Asai’s termination or at any time during the six (6) month period prior to his date of termination.

There is no arrangement or understanding, other than the Employment Agreement, between Mr. Asai and any other person pursuant to which Mr. Asai has been selected an officer. Mr. Asai has not engaged in any transaction exceeding $120,000 with the Company and does not have a family relationship with any director or executive officer of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Company issued a press release announcing Mr. Asai’s appointment as Chief Financial Officer, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit

   No.

10.1	Employment Agreement by and between Learning Tree International, Inc. and David W. Asai dated April 8, 2013

99.1	Press release dated April 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2013	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ MAX SHEVITZ
Max Shevitz
President